IP Transfer Agreement

INTELLECTUAL PROPERTIES TRANSFER CONTRACT

by and between

Daqing Sunway Technology Company Limited

and

Sunway World Through Technology øDaqing÷Co., Ltd.

March 30, 2007

IP Transfer Agreement

This Contract is entered into on March 30, 2007 in Daqing between the following Parties:

(1)
Daqing Sunway Technology Company Limited (hereafter called “Party A”) is a limited liability company duly registered in Daqing, China, whose legal address is Jianshe Road, North Software Park, High and Advanced Technology Industry Development Zone, Daqing City, and

(2)
Sunway World through Technology (Daqing) Co., Ltd. (hereafter “Party B”), a wholly foreign owned enterprise (“WFOE”) duly registered in Daqing, China, whose legal address is Jianshe Road, North Software Park, High and Advanced Technology Industry Development Zone, Daqing City.

(Party A and Party B are referred to collectively in this Contract as “Parties” or “both Parties”, and individually as “a Party”)

WHEREAS:

1) Party A’s major business are as follows: the computer software development, data processing, data base service, computer equipment maintenance; the production and sale of computer and its outer equipment, apparatus, meters, the electronic products, and communicational equipment (not including the transmission equipment); household appliance; Petroleum chemical technical service, computer and the related products, computer software, computer outer equipment, apparatus, electronic equipment export and import business, manufacture of the medical appliance;

(2) Party B’s major business are; the development of computer software, the development and manufacture of medical appliance and medical supplemental equipment.

(3)	Party A agrees to transfer all its all the patents to Party B and Party B shall pay for the consideration to Party A in accordance with the terms of this Contract.

NOW, THEREFORE, the Parties hereby agree as follows:

I DEFINITION

1. Except as otherwise provided under the terms of this Contract, the following terms shall have the meanings set forth below:

“This Contract” shall mean this Contract and its Appendix1;

IP Transfer Agreement

“Signing date” shall mean the date of signing this Contract as provided herein;

“IP” shall mean all the patents, trademarks, software, copy right and other IP rights (as listed in Appendix1) to be transferred to Party B.

“RMB” shall mean Renminbi, the lawful currency of the PRC;

"Blue Print" shall mean the general chart, the sample chart for manufacture, materials regulations, and the bibliography for the parts and components for the purpose of the manufacture the products hereunder.

"Technical Materials" shall mean all materials in relation to the IP rights, and other related charts, technologies, drawings, designs and documents which are definitely required for Party A to manufacture the products hereunder at present stage.

"Standard" shall mean the standard made by Party B for the purpose to produce the l products in the technical materials provided to it.

“Consignment Fee” shall mean the costs set out in this Contract for the IP transfer which is to be paid by Party B;

“Business day” shall mean a day other than Saturday, Sunday and other days on which the commercial banks in the PRC are generally closed for business;

“China” refers People’s Republic of China, in context of this Contract, excluding Hong Kong Special Administrative Region, Macau Special Administrative Region, and Taiwan;

“China law” refers to the effective laws, regulations, policies or other enforceable legal documentations of People’s Republic of China, and future effecting laws, regulations, policies or other enforceable legal documents. Moreover, except as otherwise provided, laws refer to the amended and updated versions (Excluding that of Hong Kong Special Administrative Region, Macau Special Administrative Region, and Taiwan).

II CONTENTS OF CONTRACT
2.1
Party A should provide Party B all the patents, trademarks, software, copy right for the manufacture, use and sale of medical appliance products. The name, standards, function, etc. shall refer to Appendix1

2.2
Party A shall arrange the employees of Party B to be trained in the factory, and Party A shall take the effective measures to have the employees of Party B to master the technologies to manufacture the contractual products. The details shall negotiate by the Parties.

IP Transfer Agreement

Party A will dispatch competent technical employees to the contractual factory of Party B to conduct the technical service. The detailed requirements shall be determined by the Parties;

2.3	Party A agrees to provide the parts and components of the contractual products at the most favorable price. Both Parties will otherwise sign another Contract.

2.4	Party A will take the obligation to provide consultancy on the key equipment of the project hereunder required by Party B.

2.5	Party A shall provide Party B the sample machine, mold parts and spare parts.

III TRANSFER OF IP AND DELIVERY OF TECHNICAL MATERIALS

3.1 TRANSFER OF IP
3.1.1 Party A shall transfer all rights, titles, related interests thereto of all patents, trademarks, software (as listed in Apendix1), and, including all technical instructions, drawings, designs, and other documentations, and Party B shall be the new owner of the aforesaid IP rights after such transfer.

3.1.2 Party A shall make best efforts to handle the formalities (including without limitation application for registration and filing) in the transfer procedures as required under the PRC laws and regulations.

3.2 DELEVERY OF TECHNICAL MATERIAL
3.2.1 Party A shall provide Party B the technical materials in line with the requirements of Appendix 1.

3.2.2 Party A shall transfer the technical materials in 15 days after the execution date of this Contract.

3.2.3 Party B shall confirm the acceptance within the three business days after receiving the technical materials.

3.2.4 Technical materials, sample machine, mold parts and spare parts: within the 4 weeks following the Effective Date hereof, Party A shall send a set of blue print, a set of base map and a set of standard which can be delivered by several times.

IP Transfer Agreement

3.2.5 Within 24 hours following the dispatch of the technical materials, sample machine, mold parts and spare parts, Party A shall inform Party B about the number and date of the bill of lading, the number of the materials, the number of contracts, the number of documents and the weigh. Meanwhile, Party A shall send these documents to Party B by air mail: (a) the formal bill copy of lading and its two duplicates;
(b) two duplicates of the detailed checklist of the dispatched technical materials, the sample machines, the mold parts and the spare parts.

3.2.6 If the technical materials, sample machine, mold parts and spare parts from Party A are lost or damaged en route, Party A shall repost the materials to Party B without any charge within 30 days after Party A receive the written notice on the lost and damage of the aforesaid documents.

3.2.7 The transferred technical materials shall have the rain-proofing and damp-proofing package which is suitable to be transported, multiple movement. The following contents shall be marked in English on and in every package box:
(a)	the number of contract;
(b)	the transportation mark;
(c)	the recipient;
(d)	the destination of the technical materials;
(e)	weight (kilograms);
(f)	the destination of sample machine, mold parts and spare parts.

IV DEVELOPMENT AND MODIFICATION OF TECHNICAL MATERIALS
4.1
.In order to adapt the design standard, materials, the equipment of the process, and other production conditions, provided not changing the basic design, Party B have the right to revise and change the technical materials. Party B shall notify these revise and changes.

4.2	Party B shall add the mark after the Model Number to differ from the revision affecting the shape, match or function and notify of these modifications to Party A.

V PRICE

5.1	Pursuant to the provisions of Chapter 1, Party B will pay Party A the fees as followings:

5.1.1	The Transfer fee shall be RMB 5,000,000 Yuan, and subject to adjustment based on the minimum appraised value on IP rights allowed under PRC laws and regulations for such transfer.

5.1.2	Within the effective term of the Contract, each Party shall present all the revised, developed technical materials to the other Party without any charge within the contractual scope.

5.1.3	The property right of the revised and changed technologies shall belong to the Party who revise and develop the technologies.

IP Transfer Agreement

VI THE PARTIES’ REPRESENTATION, WARRANTY , UNDERTAKING

6.1
.Party A shall guarantee that the provided technical materials are the latest technical materials which are used by Party A when the contract become effective and they are identical to the technical materials possessed by Party A. During the contractual period, Party A shall promptly send to Party B the technical notification of changes of the design of the contractual products and the technical modification and development materials.

6.2	Party A shall guarantee the provided materials are whole, clear, and dependable, and deliver on time in line with the stipulation of Clause 5. The related concepts are as follows:

6.2.1	"Whole" means all the technical materials as provided hereunder shall be delivered by Party B and identical with the materials which are presently used by Party B's factory.

6.2.2
"Dependable" means the contractual products produced by Party B according to the technical materials shall conform to the contractual products technical standards provided by Party B in accordance with the contract.

6.2.3	"Clear" mean that the sample charts, the curves, and the glossaries, etc can be clearly recognized.

6.3
If the technical materials provided by Party A are not in line with the requirements, Party A shall freely post the lost materials, or other clear and dependable materials to Party B within 7days after receiving the written notification.

6.4	When Party A can not deliver the technical materials on time according to Clause 5, Party A shall pay the liquidated damage to Party B on the following ratio:
If the materials are delivered 1 to 4 weeks later, the liquidated damage shall be paid per week equal to 1 % of the whole transfer fee.
If the materials are delivered 5 to 8 weeks later, the liquidated damage shall be paid per week equal to 2 % of the whole transfer fee.

6.5	The payment of liquidated damage shall not be treated as discharging Party A from performing its obligations under Article 6.4.

VII LICENSE AND KNOW-HOW TECHNOLOGY

7.1
Party A shall be entitled to transfer the technologies to Party B and consign the patent license and the know-how technologies without any claim from the third Party. If any third Party brings an infringement action, Party A shall deal with the suits and bear the legal and economic responsibilities.

IP Transfer Agreement

7.2
The whole patent checklist related to the Contract shall be written in Appendix 1. Within one month after the Contract become effective, Party A shall provide 2 photocopies of the patent checklist, Party A shall have no further rights with respect to the relevant patents, and Party B shall have the ownership to the transferred patents.

7.3	Both Parties agree to perform this Contract, and not to disclose any technical materials and business information to any third party in any form.

7.4	In cases where the transferring requires the approval of the relevant authorities, Party A shall make best efforts to facilitate Party B to obtain such approval.

VIII TAXATION AND FEES

8.1	Each party shall be responsible for taxes and fees it shall bear in accordance with the relevant PRC laws and regulations.

IX CONFIDENTIALITY

9.1
Any information, document, data and material (collectively the “confidential information”) obtained in the negotiation, execution, and performance of this Contract, shall be kept in strict confidence by both Parties. Unless otherwise provided by laws, regulations and other compelled administrative rules, ,the confidential information shall not be disclosed to any third party without obligation of confidentiality,  nor shall the confidential information be used other than that of this of this Contract

9.2	The obligation of confidentiality shall survive of the termination and expiration of this Contract.

X FORCE MAJEURE

10.1“Force Majeure” refers to any event, condition, situation or the combination of events, conditions and situations, which is outside the direct or indirect reasonable control of affected Party, and cannot be reasonably anticipated or avoided by the affected Party, and which prevents or inevitable postpones either Party’s performance under this Contract. Neither Party shall be liable to the other for any delay or failure to perform its obligation under this Contract, if such failure or delay is due to Force Majeure. However, the affected Party shall promptly notify the other Party in writing of any delay or failure to perform due to Force Majeure. After the Force Majeure disappears, each Party shall continue to perform under this Contract.

IP Transfer Agreement

XI LIABILITY OF BREACH

11.1
After this Contract becomes effective, it shall constitute a breach hereof, if either Party is in non-performance, or incomplete performance hereunder, or is otherwise in default of any of the provisions. The non-breaching Party shall give the breaching Party reasonable time to cure any default. If the breaching Party does not cure the default within the reasonable time, the non-breaching Party shall hold the breaching Party liable for all the damages resulting from breaching Party’s default. The breaching Party is liable for all damages, including economic loss. The breaching Party shall also be responsible for the other Party’s attorney fees, litigation and arbitration costs incurred as a result of the default. However, the damages shall not exceed a amount that can be reasonably foreseen by the breaching Party at the execution of this Contract.

XII EFFECTIVE DATE

12.1	This Contract is effective on the date of its execution (If it is signed by an authorized representative, a power of attorney shall be provided).

XIII GOVERNING LAW AND DISPUTE RESOLUTION

13.1	The validity, interpretation, performance and dispute resolution with respect to this Contract, shall be governed by laws of the People Republic of China.

13.2
Any dispute arising from this Contract shall be resolved by both Parties through consultation if the Parties can not reach an agreement within 30 days after the dispute arises, either Party may submit the dispute to Beijing Arbitration Commission for arbitration under its applicable rules. The arbitration award should be final and binding upon both parties, if the losing party refuses to enforce the arbitration award, the winning party may seek enforcement of arbitration award in a PRC court with jurisdiction over the dispute; and the winning party shall have the right to ask the losing party to pay for all professional service (including but not limited to legal counsel service, arbitration fees, enforcement fees) costs in the course of arbitration and other related costs.

13.3	During the course of dispute resolution, the Parties shall continue to perform other terms hereunder, unless otherwise ordered by the court.

XIV EFECTIVENESS, MODIFICATION, CANCELLATION, TERMINATION

14.1 The Parties shall submit application for approval following the execution of this Contract, and the date on which the approvals from both Parties are granted shall be the Effective Date. The Parties shall make the best efforts to obtain such approvals within 30 days and give notice to each other by telegram, and then make confirmation through letter.

IP Transfer Agreement

14.2 The Contract shall take effect on the Effective Date and shall continue until the Contract is terminated pursuant to Section 14.3 hereof.

14.3 This Contract shall remain effective until the earliest to occur of (i) the acquisition of the 100% of the equity interest of Party A by Party B or any designee of Party B, (ii) the acquisition of all or substantially all assets of Party A by Party B or any designees of Party B, (iii) 30 days following the receipt of Party A from Party B a written notice to terminate this Contract, or (iv) the date this Contract ceases to be valid under the PRC law. If it ceases to be effective because of item (iv) in the foregoing but not (i), (ii) or (iii), then this Contract is deemed to have automatically renewed.

14.4 The modification of this Contract may be conducted through consultation by both Parties and become effective through the written agreement; otherwise, the Contract shall be still effective if the Parties cannot reach an agreement on the modification.

XV MISCELLANEOUS

15.1
Any representation, warranty and undertaking made by one Party to the other, shall be complete and genuine, the other Party shall rely on such representation, warranty and undertaking on the execution hereof and treated them as the condition precedent. After the effective date, if either Party discovers the representation is not complied with facts, the Party shall disclose immediately the facts to the other Party. Each Party warrants to the other Party that all the losses, costs, expenses, or obligations resulted by its default of any representation and warranty shall be compensated at its own expense.

15.2	Any statement, warranty and undertaking shall be separate and independent under this Contract, which shall not be limited by any provisions, except provided otherwise.

15.3
If any provisions of this Contract be construed as illegal, invalid, or unenforceable according to the P.R.C laws, they shall not affect the legality, validity and enforcement of other provisions of this Contract. If any provision is deemed to be illegal, invalid, or unenforceable, both Parties shall modify this Contract through bona fide negotiation in the acceptable manner and to the largest extent to realize the original intents of both Parties.

15.4
This Contract constitutes the entire document between the Parties relating to this the provisions hereunder, which together with the Appendix1, represents both Parties’ genuine consent. This Contract supersedes all written or oral intentions, representations and understandings etc. with respect to subject matters hereunder before the execution of this Contract.

IP Transfer Agreement

15.5
Except as otherwise provided by the laws, either Party’s failure or delay of exercise of any right under this Contract does not constitute a waiver of any right. Exercising any right solely or partly shall not prevent the exercise of any other right, or privilege.

15.6	All headings in this Contract are for convenience of reference only, shall not be affect the construction or interpretation of the Contract.

15.7	Except otherwise provided under this Contract, the mentioned article, clause and refer to the article, clause and of this Contract.

15.8
Any notice required to be given or delivered to either Party under the terms of this Contract shall be in writing and addressed to such Party by personal delivery, fax, registered air mail at the address indicated on the first page of this Contract or such other address provided by the Party in writing. All notices shall be deemed to have been given or delivered upon by personal delivery, fax and registered mail. It shall be deemed to be delivered upon: (1) registered air mail: 5 business days after deposit in the mail; (2) personal delivery: 2 business days after transmission. If the notice is delivered by fax, it should be confirmed by original through registered air mail or personal delivery.

15.9	Both Parties may sign additional contract on matters related to this Contract. Such supplemental contract and this Contract have the same effect.

15.10	Appendix of this Contract is an integral part of this Contract and shall have the same effect.

15.11
This Contract is written in both English and Chinese. If the two versions conflict in any way, the Chinese version shall prevail. The Contract is prepared in two duplicates, each held by one Party. Both Parties shall sign the duplicates and this Contract.

IP Transfer Agreement

[Signature Page Only]

IN WITNESS WHEREOF, the Parties hereto have caused their duly authorized representatives to execute this Contract.

For and on behalf of:

Party A Daqing Sunway Technology Company Limited

Legal Representative øor his authorized representative÷:

Party B Sunway World Through Technology (Daqing) Co., Ltd.

Legal Representative øor his authorized representative÷:

IP Transfer Agreement

APPENDIX 1
1.1	Licensed Patent List

No.	Certificate Code.	Authorized Institution	Name of Patent	Patent No.	Application Date	Valid term (Year)
1	523933	SIPC	气动管澭物流传灭眻置	ZL 01 2 71975 7	20011202	10
2	532336	SIPC	管澭朲向炔换器	ZL 02 2 09902 6	20020122	10
3	534389	SIPC	一种管澭换向器	ZL 02 2 09901 8	20020122	10
4	556112	SIPC	气动管澭物流传灭收发站箱	ZL 02 2 73509 7	20020523	10
5	275295	SIPC	气动管澭物流传灭收发站箱	ZL 02 3 52960 1	20020523	10
6	567890	SIPC	气动管澭物流传灭气濿子	ZL 02 2 73510 0	20020523	10
7	655292	SIPC	平移切换式气动管澭物流传灭收发站箱	ZL 03 2 60602 8	20030924	10
8	719650	SIPC	物流传灭系统縖斏动炘澭炚	ZL 2004 2 0070058 5	20040728	10
9	719482	SIPC	物流传灭系统炚用炘澭	ZL 2004 2 0070057 0	20040728	10
10	732675	SIPC	平移切换式气动管澭物流传灭收发站	ZL 2004 2 0063538 9	20041011	10
11	743362	SIPC	物流管澭爑由眻置	ZL 2004 2 0063537 4	20041011	10
12	738892	SIPC	一种管澭朲向炔换器	ZL 2004 2 0063535 5	20041011	10
13	739042	SIPC	一种管澭换向器	ZL 2004 2 0063536 X	20041011	10

IP Transfer Agreement

1.2 Licensed Software List

No.	Certificate No.	Software Name	Authorized Institution	Certificate Issued Date	Valid Term (Year)
ï	Hei DGY-2003 0005	Sunway Logistics Controlling SoftwareÊ1.0	Heilongjiang Software Industry Commission	20030310	5

1.3 Licensed Trademark List

No.	Trademark No.	Authorized Institution	Classification	Valid Term
1	1102674	CTMO	No.9th	From September 14th, 1997to September 13th, 2007
2	3205734	CTMO	No.10th	From December 14th, 2003 to December 13th, 2013

Note:
“SIPC” refers to State Intellectual Property Office of the People’s Republic of China.
“CTMO” refers to Trademark Office, State Administration of Industry and Commerce.